Exhibit 21.1

KKR Financial Corp.

List of Subsidiaries

Company	Jurisdiction of Incorporation or Formation
KKR TRS Holdings, Inc.	Delaware
KKR TRS Holdings, Ltd.	Cayman Islands
KKR Financial CDO 2005-1, Ltd.	Cayman Islands
KKR Financial CLO 2005-1, Ltd.	Cayman Islands
KKR Financial CLO 2005-2, Ltd.	Cayman Islands
KKR Financial CLO 2006-1, Ltd.	Cayman Islands
KKR Financial CLO 2006-2, Ltd.	Cayman Islands
KKR Financial Mortgage Corp.	Maryland
KKR QRS #1, Inc.	Delaware
KKR Atlantic Funding Trust	Delaware
KKR Atlantic Funding Depositor Corporation	Delaware
KKR Pacific Funding Trust	Delaware
KKR Pacific Funding Depositor Corporation	Delaware
KFN PEI I, LLC	Delaware
KFN PEI II, LLC	Delaware
KFN PEI III, LLC	Delaware
KFN PEI IV, LLC	Delaware
KFN PEI V, LLC	Delaware
KFN PEI VI, LLC	Delaware
KFN PEI VI, LLC	Delaware
KFN PEI VII, LLC	Delaware
KFN PEI VIII, LLC	Delaware
GRE OCNS Holdings	Cayman Islands
KKR Financial Capital Trust I	Delaware
KKR Financial Capital Trust II	Delaware
KKR Financial Capital Trust IIII	Delaware
KKR Financial Capital Trust IV	Delaware
KKR Financial Capital Trust V	Delaware